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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Fine Host Corporation

We consent to the use in this Registration Statement of Fine Host Corporation on Form S-1 of our report dated May 24, 1996 (June 25, 1996 as to Note 18) included in or made a part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Registration Statement.

Deloitte & Touche LLP
New York, New York
February 14, 1997